Exhibit 99.1

Navistar International Corporation
2701 Navistar Dr.
Lisle, IL 60532 USA
P: 331-332-5000
W: navistar.com

Media contact:	Steve Schrier, 331-332-2264
Investor contact:	Kevin Sadowski, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR REPORTS THIRD QUARTER RESULTS

•	Reports net loss of $28 million, or $0.34 per share, on revenues of $2.5 billion

•	Generates $129 million of adjusted EBITDA in the quarter

•	Retail deliveries in core markets up 15 percent year-over-year; chargeouts up five percent

•	Ends quarter with $775 million in manufacturing cash, cash equivalents and marketable securities.

•	Expects to achieve 8 percent EBITDA margin run rate exiting FY2015

LISLE, Ill. — September 2, 2015 — Navistar International Corporation (NYSE: NAV) today announced a third quarter 2015 net loss of $28 million, or $0.34 per diluted share, compared to a third quarter 2014 net loss of $2 million, or $0.02 per diluted share.

Third quarter 2015 EBITDA was $106 million versus EBITDA of $142 million in the same period one year ago. The third quarter 2015 included certain net charges of $23 million, compared to benefits of $9 million in the third quarter of 2014. Excluding these items, adjusted EBITDA was $129 million in the third quarter 2015 compared to $133 million in the same period one year ago.

Revenues in the quarter were $2.5 billion. An increase in the company’s truck, bus and parts sales in the U.S. and Canada was more than offset by lower export truck and parts sales, revenue declines in its global operations and exit from the Blue Diamond Truck joint venture. Retail deliveries and chargeouts in the company’s core markets (Class 6-8 trucks and buses in the United States and Canada) were up 15 percent and 5 percent, respectively, year-over-year. Dealer-led sales are up 27 percent year-to-date through June.

“We are encouraged that overall, our core truck business continues to improve year-over-year, driven by steady and improving performance in medium, school bus and severe service, where we are on track to achieve our full-year market share goals,” said Troy A. Clarke, Navistar president and chief executive officer. “We’re not standing still and we continue to take actions to improve both the revenue and cost sides of the business. We expect to achieve our 8 percent EBITDA margin run rate exiting 2015 thanks to the extraordinary, ongoing success we’ve had in addressing costs across our enterprise.”

The company finished the quarter with $775 million in manufacturing cash, cash equivalents and marketable securities. Additionally, the company refinanced its existing term loan, improving its liquidity by $313 million and extending the maturity of the term loan until 2020.

During the quarter, Navistar continued its open technology integration strategy with its first-to-market announcement of the Eaton Procision™ dual-clutch transmission for International® DuraStar® medium-duty trucks and IC Bus™ CE Series school buses.

The company advanced its connected vehicle leadership with this week’s announcement that International is the first truck maker to introduce over-the-air technology, which will reprogram the engine control modules of international trucks powered by its N9, N10 and N13 proprietary engines. Navistar announced a number of other connectivity firsts during the quarter aimed at driving uptime improvements and operational efficiencies for customers, including the industry’s first telematics credit and the inclusion of its OnCommand™ Connection remote diagnostics system as a standard offering on all new International trucks and IC Bus brand school buses.

“We feel good about our position entering the 2016 buying season, especially with larger fleets,” Clarke added. “Jeff Sass, our new head of sales, has brought an even greater sense of urgency and focused action in the first three months he has been on board. As a result, we’re entering the buying season in conversations with all top-100 fleets — and we feel encouraged by the response we’re getting.”

In the quarter, the company announced a multi-year 9,000 truck order from Quality Companies — a subsidiary of Celadon. Quality Companies emphasized that the quality and fuel efficiency of new International ProStar models provide the lowest total-cost-of-ownership of any truck in its fleet.

The company also announced that it is pulling forward the next phase of its planned cost realignment and improvement actions in the areas of structural costs, materials costs and manufacturing costs.

“The cost efforts underway will enable us to become to be even more competitive in the marketplace,” Clarke added. “These actions will allow us to invest in key areas of the business, paving the way for Navistar to be profitable and cash flow positive in 2016 and better positioned as the truck market comes off its peak.”

The company provided the following guidance for the fourth quarter:

•	Q4-2015 EBITDA of $175 million – $225 million, excluding pre-existing warranty and one-time items.

•	Q4-2015 manufacturing cash, cash equivalents and marketable securities between $950 million to $1.05 billion.

	(Unaudited)
Summary of Financial Results:	Third Quarter		Nine Months Ended
(in millions, except per share data)	2015	2014	2015	2014
Sales and revenues, net	$2,538	$2,844	$7,652	$7,798
Segment Results:
Truck	$(36)	$(3)	$(105)	$(340)
Parts	151	137	429	378
Global Operations	(26)	(21)	(40)	(218)
Financial Services	26	24	72	71
Loss from continuing operations, net of tax(A)	$(30)	$(3)	$(136)	$(550)
Net loss(A)	(28)	(2)	(134)	(547)
Diluted loss per share from continuing operations(A)	$(0.37)	$(0.04)	$(1.67)	$(6.77)
Diluted loss per share(A)	$(0.34)	$(0.02)	$(1.64)	$(6.73)

(A)	Amounts attributable to Navistar International Corporation.

Truck Segment — For the third quarter 2015, the Truck segment recorded a loss of $36 million, compared with a year-ago third quarter loss of $3 million. The Truck segment’s loss increased, primarily driven by a benefit for adjustments to pre-existing warranties in the third quarter of 2014 and an increase in our used truck reserves of $10 million. In the third quarter of 2015, the Truck segment recorded charges for adjustments to pre-existing warranties of $3 million compared to a benefit for adjustments to pre-existing warranties of $32 million in the third quarter of 2014.

Parts Segment — For the third quarter 2015, the Parts segment recorded a profit of $151 million, up 10 percent compared to third quarter 2014, primarily due to margin improvements in our commercial markets and the impact of cost improvement initiatives.

Global Operations Segment — For the third quarter 2015, the Global Operations segment recorded a loss of $26 million compared to a year-ago third quarter loss of $21 million. The year-over-year increase was primarily due to the economic downturn in Brazil with South American engine shipments down 42 percent year-over-year, restructuring charges, and related reductions-in-force; unfavorable movements in foreign currency exchange rates and $3 million in impairment charges.

Financial Services Segment — For the third quarter 2015, the Financial Services segment recorded a profit of $26 million compared to third quarter 2014 profit of $24 million, reflecting an increase in revenue and a decrease in the provision for loan losses which were offset by lower interest income from intercompany loans.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

Forward-Looking Statements

Information provided and statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this news release and the company assumes no obligation to update the information included in this news release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2014 and our quarterly report on Form 10Q for the quarter ended April 30, 2015. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
(in millions, except per share data)	2015	2014	2015	2014
Sales and revenues
Sales of manufactured products, net	$2,501	$2,806	$7,544	$7,683
Finance revenues	37	38	108	115

Sales and revenues, net	2,538	2,844	7,652	7,798

Costs and expenses
Costs of products sold	2,172	2,417	6,577	6,899
Restructuring charges	13	16	22	27
Asset impairment charges	7	4	15	173
Selling, general and administrative expenses	220	241	704	717
Engineering and product development costs	71	80	226	253
Interest expense	75	78	227	234
Other (income) expense, net	(6)	(11)	(37)	(5)

Total costs and expenses	2,552	2,825	7,734	8,298
Equity in income of non-consolidated affiliates	3	2	6	5

Loss from continuing operations before income taxes	(11)	21	(76)	(495)
Income tax expense	(12)	(14)	(37)	(25)

Loss from continuing operations	(23)	7	(113)	(520)
Income from discontinued operations, net of tax	2	1	2	3

Net loss	(21)	8	(111)	(517)
Less: Net income attributable to non-controlling interests	7	10	23	30

Net loss attributable to Navistar International Corporation	$(28)	$(2)	$(134)	$(547)

Amounts attributable to Navistar International Corporation common shareholders:
Loss from continuing operations, net of tax	$(30)	$(3)	$(136)	$(550)
Income from discontinued operations, net of tax	2	1	2	3

Net loss	$(28)	$(2)	$(134)	$(547)

Earnings (loss) per share:
Basic:
Continuing operations	$(0.37)	$(0.04)	$(1.67)	$(6.77)
Discontinued operations	0.03	0.02	0.03	0.04

	$(0.34)	$(0.02)	$(1.64)	$(6.73)

Diluted:
Continuing operations	$(0.37)	$(0.04)	$(1.67)	$(6.77)
Discontinued operations	0.03	0.02	0.03	0.04

	$(0.34)	$(0.02)	$(1.64)	$(6.73)

Weighted average shares outstanding:

Basic	81.6	81.4	81.5	81.3
Diluted	81.6	81.4	81.5	81.3

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	July 31,	October 31,
(in millions, except per share data)	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$547	$497
Restricted cash and cash equivalents	200	40
Marketable securities	293	605
Trade and other receivables, net	430	553
Finance receivables, net	1,737	1,758
Inventories	1,199	1,319
Deferred taxes, net	37	55
Other current assets	179	186

Total current assets	4,622	5,013
Restricted cash	157	131
Trade and other receivables, net	14	25
Finance receivables, net	213	280
Investments in non-consolidated affiliates	71	73
Property and equipment (net of accumulated depreciation and amortization of $2,534 and $2,535, respectively)	1,375	1,562
Goodwill	38	38
Intangible assets (net of accumulated amortization of $115 and $109, respectively)	67	90
Deferred taxes, net	126	145
Other noncurrent assets	86	86

Total assets	$6,769	$7,443

LIABILITIES and STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,090	$1,295
Accounts payable	1,326	1,564
Other current liabilities	1,333	1,372

Total current liabilities	3,749	4,231
Long-term debt	4,196	3,929
Postretirement benefits liabilities	2,749	2,862
Deferred taxes, net	14	14
Other noncurrent liabilities	870	1,025

Total liabilities	11,578	12,061
Redeemable equity securities	1	2
Stockholders’ deficit
Series D convertible junior preference stock	3	3
Common stock (86.8 shares issued, and $0.10 par value per share and 220 shares authorized, all at both dates)	9	9
Additional paid-in capital	2,497	2,500
Accumulated deficit	(4,816)	(4,682)
Accumulated other comprehensive loss	(2,298)	(2,263)
Common stock held in treasury, at cost (5.3 and 5.4 shares, respectively)	(212)	(221)

Total stockholders’ deficit attributable to Navistar International Corporation	(4,817)	(4,654)
Stockholders’ equity attributable to non-controlling interests	7	34

Total stockholders’ deficit	(4,810)	(4,620)

Total liabilities and stockholders’ deficit	$6,769	$7,443

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended July 31,
(in millions)	2015	2014
Cash flows from operating activities
Net loss	$(111)	$(517)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	165	177
Depreciation of equipment leased to others	56	79
Deferred taxes, including change in valuation allowance	(9)	(4)
Asset impairment charges	15	173
Amortization of debt issuance costs and discount	28	38
Stock-based compensation	8	12
Provision for doubtful accounts, net of recoveries	(6)	12
Equity in income of non-consolidated affiliates, net of dividends	2	4
Write-off of debt issuance cost and discount	—	1
Other non-cash operating activities	(28)	(27)
Changes in other assets and liabilities, exclusive of the effects of businesses disposed	(134)	(292)

Net cash used in operating activities	(14)	(344)

Cash flows from investing activities
Purchases of marketable securities	(515)	(1,210)
Sales of marketable securities	764	1,092
Maturities of marketable securities	63	330
Net change in restricted cash and cash equivalents	(192)	(30)
Capital expenditures	(72)	(57)
Purchases of equipment leased to others	(58)	(157)
Proceeds from sales of property and equipment	12	40
Proceeds from sales of affiliates	7	6
Acquisition of intangibles	(4)	—

Net cash provided by investing activities	5	14

Cash flows from financing activities
Proceeds from issuance of securitized debt	490	82
Principal payments on securitized debt	(247)	(101)
Net change in secured revolving credit facilities	(9)	92
Proceeds from issuance of non-securitized debt	166	603
Principal payments on non-securitized debt	(234)	(617)
Net increase (decrease) in notes and debt outstanding under revolving credit facilities	(41)	87
Principal payments under financing arrangements and capital lease obligations	(2)	(20)
Debt issuance costs	(10)	(14)
Proceeds from financed lease obligations	26	44
Proceeds from exercise of stock options	1	18
Dividends paid by subsidiaries to non-controlling interest	(27)	(40)
Other financing activities	(27)	—

Net cash used in financing activities	86	134

Effect of exchange rate changes on cash and cash equivalents	(27)	(12)

Increase (decrease) in cash and cash equivalents	50	(208)
Cash and cash equivalents at beginning of the period	497	755

Cash and cash equivalents at end of the period	$547	$547

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) from continuing operations attributable to Navistar International Corporation excluding income tax benefit (expense). The following tables present selected financial information for our reporting segments:

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended July 31, 2015
External sales and revenues, net	$1,785	$614	$100	$37	$2	$2,538
Intersegment sales and revenues (B)	49	11	9	26	(95)	—

Total sales and revenues, net	$1,834	$625	$109	$63	$(93)	$2,538

Income (loss) from continuing operations attributable to NIC, net of tax	$(36)	$151	$(26)	$26	$(145)	$(30)
Income tax expense	—	—	—	—	(12)	(12)

Segment profit (loss)	$(36)	$151	$(26)	$26	$(133)	$(18)

Depreciation and amortization	$40	$4	$6	$13	$5	$68
Interest expense	—	—	—	19	56	75
Equity in income (loss) of non-consolidated affiliates	1	1	1	—	—	3
Capital expenditures (B)	20	1	1	—	5	27

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Three Months Ended July 31, 2014
External sales and revenues, net	$1,956	$629	$221	$38	$—	$2,844
Intersegment sales and revenues	46	15	12	22	(95)	—

Total sales and revenues, net	$2,002	$644	$233	$60	$(95)	$2,844

Income (loss) from continuing operations attributable to NIC, net of tax	$(3)	$137	$(21)	$24	$(140)	$(3)
Income tax expense	—	—	—	—	(14)	(14)

Segment profit (loss)	$(3)	$137	$(21)	$24	$(126)	$11

Depreciation and amortization	$42	$4	$7	$12	$6	$71
Interest expense	—	—	—	18	60	78
Equity in income (loss) of non-consolidated affiliates	1	1	—	—	—	2
Capital expenditures (B)	4	—	2	—	1	7

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Nine Months Ended July 31, 2015
External sales and revenues, net	$5,349	$1,835	$353	$108	$7	$7,652
Intersegment sales and revenues (B)	121	29	38	75	(263)	—

Total sales and revenues, net	$5,470	$1,864	$391	$183	$(256)	$7,652

Income (loss) from continuing operations attributable to NIC, net of tax	$(105)	$429	$(40)	$72	$(492)	$(136)
Income tax expense	—	—	—	—	(37)	(37)

Segment profit (loss)	$(105)	$429	$(40)	$72	$(455)	$(99)

Depreciation and amortization	$139	$11	$18	$37	$16	$221
Interest expense	—	—	—	57	170	227
Equity in income (loss) of non-consolidated affiliates	4	3	(1)	—	—	6
Capital expenditures (B)	58	1	4	2	7	72

(in millions)	Truck	Parts	Global Operations	Financial Services(A)	Corporate and Eliminations	Total
Nine Months Ended July 31, 2014
External sales and revenues, net	$5,176	$1,817	$690	$115	$—	$7,798
Intersegment sales and revenues	166	43	26	57	(292)	—

Total sales and revenues, net	$5,342	$1,860	$716	$172	$(292)	$7,798

Income (loss) from continuing operations attributable to NIC, net of tax	$(340)	$378	$(218)	$71	$(441)	$(550)
Income tax expense	—	—	—	—	(25)	(25)

Segment profit (loss)	$(340)	$378	$(218)	$71	$(416)	$(525)

Depreciation and amortization	$171	$12	$21	$33	$19	$256
Interest expense	—	—	—	52	182	234
Equity in income (loss) of non-consolidated affiliates	3	3	(1)	—	—	5
Capital expenditures (B)	42	5	6	1	3	57

(in millions)	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Segment assets, as of:
July 31, 2015	$1,967	$640	$458	$2,655	$1,049	$6,769
October 31, 2014 (C)	2,245	672	657	2,582	1,287	7,443

(A)	Total sales and revenues in the Financial Services segment include interest revenues of $46 million and $135 million for the three and nine months ended July 31, 2015, respectively and $44 million and $126 million for the three and nine months ended July 31, 2014, respectively.
(B)	Exclusive of purchases of equipment leased to others.
(C)	During the third quarter of 2015, it was determined that multiemployer plan accounting should have been applied in recording postretirement benefits related to our Financial Services segment, which provides that assets and liabilities of a plan are recorded only on the parent company and that periodic contributions to the plan made by the participating subsidiary are charged to expense for the purposes of the subsidiary’s financial statements. As a result, we have reclassified $16 million of deferred tax assets between Financial Services and Corporate and Eliminations related to the postretirement benefits. This reclassification did not impact consolidated segment assets for the year-ended October 31, 2014.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) from continuing operations attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA:

We believe that adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Manufacturing Cash, Cash Equivalents, and Marketable Securities:

Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations.

Structural costs consists of Selling, general and administrative expenses and Engineering and product development costs.

EBITDA reconciliation:

(in millions)	Three Months Ended July 31,
	2015	2014
Loss from continuing operations attributable to NIC, net of tax	$(30)	$(3)
Plus:
Depreciation and amortization expense	68	71
Manufacturing interest expense(A)	56	60
Less:
Income tax benefit (expense)	(12)	(14)

EBITDA	$106	$142

(A)	Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate intercompany interest expense with our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense:

	Three Months Ended July 31,
	2015	2014
(in millions)
Interest expense	$75	$78
Less: Financial services interest expense	19	18

Manufacturing interest expense	$56	$60

Adjusted EBITDA reconciliation:

	Three Months Ended July 31,
(in millions)	2015	2014
EBITDA (reconciled above)	$106	$142
Less significant items of:
Adjustments to pre-existing warranties(A)	3	(29)
Other restructuring charges and strategic initiatives(B)	13	16
Asset impairment charges(C)	7	4

Total Adjustments	$23	$(9)

Adjusted EBITDA	$129	$133

(A)	Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods.
(B)	In the third quarter of 2015, we incurred restructuring charges of $13 million related to cost reduction actions, including a reduction-in-force in the U.S. and Brazil. In the third quarter of 2014, the Company recognized charges of $14 million related to the 2011 closure of its Chatham, Ontario plant, based on a ruling received from the Financial Services Tribunal in Ontario, Canada.
(C)	In the third quarter of 2015, as a result of the economic downturn in Brazil causing declines in actual and forecasted results, we tested the indefinite-lived intangible asset of our Brazilian engine reporting unit for potential impairment. As a result, we determined that $3 million of trademark asset carrying value was impaired. In addition, during the third quarter of 2015, the Company concluded it had a triggering event related to certain long-lived assets in the Truck segment. As a result, certain long-lived assets were determined to be impaired, resulting in a charge of $3 million.

Manufacturing segment cash and cash equivalents and marketable securities reconciliation:

	As of July 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$507	$40	$547
Marketable securities	268	25	293

Total Cash and cash equivalents and Marketable securities	$775	$65	$840